UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2019

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy Suite 500 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(702) 990-3578

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective July 18, 2019, the Board of Directors (the “Board”) of Toga Limited, a Nevada corporation (the “Company”) accepted the resignations of Liew Choon Fook as the Company’s Secretary and as a member of the Board and Lim Jun Hao, Ng Boon Chee and Tan See Kuy as members of the Board of Directors. The resignations of such officer and members of the Board were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Concurrently therewith, Alexander D. Henderson, the Company’s current Chief Financial Officer was appointed as Secretary, Treasurer and a member of the Board of Directors, leaving three vacancies on the Board. The Company appointed three independent directors to fill these vacancies: 1) Shemori BoShae; 2) Iain Bratt; and 3) Jim Lupkin.

The following are biographical information for each new director listed above.

 Biographies

Shemori BoShae

Ms. BoShae is the current Director of Operational Management and Corporate Development at The EMCO Hanover Group in Los Angeles California a company specializing in corporate involvements, capital sourcing, validation of executive compensation and business calculations. From November 2013 to present, Ms. BoShae’s duties include organizing capital rising initiatives, client acquisition, business plan analysis, market strategy creation and business valuation reports.

In January 2014 Ms. BoShae joined DJ Central, an international record label in Sydney, Australia, as the Vice President of Business Development for North America. While simultaneously working with The EMCO Hanover Group, Ms. BoShae also performed a host of diverse duties for DJ Central, which included monetizing and distributing digital content, curating content, development of distribution channels, recruiting talent and creating strategic partnerships until her departure in March 2016.

In December 2016, Ms. BoShae joined 1 ParkPlace – The Genie AI in San Diego, California, as the Vice President of Customer Operations. Her duties included analyzing and improving the user experience for real estate technology platform, on/off boarding staff and train employees in order to improve operational efficiency. Ms. BoShae left ParkPlace in February 2019.

Shemori BoShae received her Bachelor of Arts degree in Corporate Communication from the University of Central Oklahoma in 2008.

Iain Bratt

In August 2018, Mr. Bratt co-founded and is the current Chief Operating Officer of Social Point of View LLC, a company located in Scottsdale, AZ. Social Point of View is a software based social media platform built to grow independent contractors, small businesses, brands and company’s customer bases by using organic strategies across social media platforms. Mr. Bratt’s present duties as Chief Operating Officer include spearheading strategies, managing the company’s operating capabilities and company goals, controlling company costs, and introducing tactical initiatives to address theft and other losses.

From January 2016 to July 2018, Mr. Bratt was engaged as a freelance consultant, providing C level expertise in the fields of operations and finance to direct sales and traditional businesses, the primary and longer term agreements were with: (a) MonyWize LLC – A financial software distributor - credit management and debt reduction; (b) Six Sigma Social LLC – Training, de-regulated gas and electric distributor, financial software; and (c) California Cabinets LLC – woodworking customized home storage.

From February 2015 through December 2015, Mr. Bratt worked with Lyoness Americas Inc., an international shopping network with 6 million members in over 40 countries and 27 languages, offering cashback and shopping points to members and marketing support to small business clients, located in Miami, Florida. Mr. Bratt’s position was Chief Executive Officer for the United States, Canada, Mexico and Brazil divisions.

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From May 1999 through November 2014, Mr. Bratt was the Executive Vice President and Chief Financial Officer of LifeForce International, a family owned nutritional manufacturer and direct sales company located in Poway, California. With international subsidiaries in Australia, Canada, New Zealand & Singapore, plus worldwide export sales, Mr. Bratt presided over all operations and oversaw revenue generation while identifying ways to maximize revenue.

Mr. Bratt was educated in the United Kingdom and received a US equivalent to a bachelor degree in accounting from West Bromwich College of Commerce & Technology England (Examined by AAT London) Member AAT, Fellow AAT, London England (US equivalent to 150 hours professional advancement) in advanced accounting plus 5 years’ experience.

Jim Lupkin

In August 2018 Mr. Lupkin co-founded and is the current Chief Executive Officer of Social Point of View LLC, a company located in Scottsdale, AZ. Social Point of View is a software based social media platform built to grow independent contractors, small businesses, brands and company’s customer bases by using organic strategies across social media platforms. As the CEO, Mr. Lupkin’s primary duties include making major corporate decisions, managing the overall resources of the company, acting as the main point of communication between corporate operations, and being the public face of the company.

From August 2014 through July 2018, Mr. Lupkin worked as a consultant, providing social media training and coaching to independent contractors, small businesses, brands and companies. As a consultant, Mr. Lupkin’s duties were to provide expert advice on social media advertisement and organic strategies across all social media platforms for Belcorp Corporation, L’BRI Skincare, Envy Organics, Social Media Allstars and Network Marketing for Social Media.

From February 2016 through July 2016, Mr. Lupkin was an executive officer of Yevo International LLC, a company located in Lehi, Utah which provides nutrient dense food in the form of breakfast, lunch, dinner and snack items. As an executive officer, Jim’s duties were to lead the social media initiatives for corporate and tens of thousands of consultants across five countries and provide overall expertise to all departments of the company.

From January 2013 through August 2014, Mr. Lupkin joined Zurvita, a direct sales company with a wellness product offering, located in Houston, Texas. As the Social Media Director, Mr. Lupkin’s duties were to lead the social media team to drive strategy and results through corporate initiatives and to manage 45,000 consultants in the field.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: July 18, 2019	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer (Principal Executive Officer)

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